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                                                                   EXHIBIT 21.01


SUBSIDIARIES OF COMSHARE, INCORPORATED

SUBSIDIARIES OF THE REGISTRANT (A)



                                                              Incorporated in
                                                              ---------------

Comshare (U.S.), Inc.                                         Michigan

Comshare, Ltd.                                                Canada

Comshare Belgium SPRL                                         Belgium

Comshare Holdings Company                                     United Kingdom

         Comshare, Ltd.                                       United Kingdom

         Comshare International Ltd.                          United Kingdom


(A) All subsidiaries are wholly owned by their immediate parent.